EXHIBIT 10.2

PERPETUA RESOURCES CORP.

JPMORGAN CHASE FUNDING INC.

INVESTOR RIGHTS AGREEMENT

OCTOBER 28, 2025

INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT is made as of the 28th day of October 2025.

BETWEEN:

PERPETUA RESOURCES CORP., a company incorporated under the Business Corporations Act (British Columbia) (hereinafter referred to as the “Company”)

– and –

JPMORGAN CHASE FUNDING INC., a Delaware corporation (hereinafter referred to as the “Investor”)

WHEREAS, the Company and the Investor have entered into a subscription agreement dated as of October 27, 2025 (the “Subscription Agreement”), pursuant to which the Investor agreed to purchase, and the Company agreed to sell to the Investor: (i) 3,218,884 Common Shares (as defined herein); (ii) 397,393 common share purchase warrants entitling the holder thereof to acquire Common Shares at an exercise price of $31.46 on or before the first anniversary of the date of issuance (the “2026 Warrants”); (iii) 397,393 common share purchase warrants entitling the holder thereof to acquire Common Shares at an exercise price of $34.95 on or before the second anniversary of the date of issuance (the “2027 Warrants”); and (iv) 397,393 common share purchase warrants entitling the holder thereof to acquire Common Shares at an exercise price of $38.45 on or before the third anniversary of the date of issuance (the “2028 Warrants”, and together with the 2026 Warrants and the 2027 Warrants, the “Warrants”));

WHEREAS, following the acquisition of the Common Shares and the Warrants pursuant to the Subscription Agreement, the Investor will own 3,218,884 Common Shares and 1,192,179 Warrants, representing approximately 2.71% of the issued and outstanding Common Shares on a non-diluted basis and 3.68% of the issued and outstanding Common Shares on a partially-diluted basis (giving full effect to the exercise of the Warrants held by the Investor but no effect to the exercise or conversion of any other convertible securities);

WHEREAS, in connection with the transactions contemplated by the Subscription Agreement, the Company and the Investor are entering into a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), concurrently with this Agreement; and

WHEREAS, in consideration for the Investor’s agreement to complete the transactions contemplated in the Subscription Agreement, the Company has agreed to grant certain rights set out herein to the Investor, on the terms and subject to the conditions set out herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.            Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agnico Investor Rights Agreement” means the investor rights agreement dated October [28], 2025 between Agnico Eagle Mines Limited and the Company.

“Agreement” means this investor rights agreement dated October 28, 2025 between the Investor and the Company.

“Applicable Law” means all applicable federal, provincial, state, regional, territorial, municipal, local or Aboriginal laws, statutes, treaties, codes, by-laws, tariffs or ordinances, whether domestic or foreign, of any Governmental Authority, including applicable regulations, rules, subordinate legislation or other statutory instruments, orders and stock exchange rules or policies, including Applicable Securities Laws.

“Applicable Securities Laws” means the securities legislation, the respective regulations made thereunder, and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the TSX and Nasdaq, in each case having application over the transactions contemplated by the Subscription Agreement, the Registration Rights Agreement, the Warrant and this Agreement and the Company in Canada and the United States.

“BHC Act” has the meaning set forth in Section 3(a).

“Business Day” means a day which is not a Saturday, Sunday, or a civic or statutory holiday in the Province of Ontario and the State of New York, on which commercial banks in Toronto, Ontario and New York, New York are open for business.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Shares” means the common shares without par value, in the capital of the Company.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Confidential Information” means all information provided to the Investor or its Affiliates pursuant to Section 5(a) (whether disclosed in writing, orally, visually, electronically or by any other means); provided that Confidential Information shall not include information which: (a) prior to disclosure to the Investor or its Affiliates was already in the possession of the Investor or its Affiliates; (b) is or becomes publicly available other than as a result of a disclosure by the Investor or its Affiliates, its own and its Affiliates’ respective officers, directors, employees, representatives, auditors, and professional advisors (collectively, its “Representatives”) in violation of this Agreement; (c) is obtained by the Investor from a third party that the Investor does not know to have violated, or to have obtained such information in violation of, any obligation of confidentiality to the Company or its Affiliates with respect to such information; or (d) is independently developed by the Investor or its Representatives without use of or reference to the Confidential Information.

“Convertible Securities” means any security convertible, exchangeable or exercisable for or into, with or without consideration, Common Shares or other equity or voting securities of the Company, including any warrants, options or other rights issued by the Company and, for certainty, including any securities issued under any equity incentive compensation arrangements.

“Governmental Authority” means any: (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, bureau or agency, domestic or foreign; (b) subdivision, agent, commission, board, or authority of any of the foregoing; or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including any stock exchange or self-regulatory authority and, for certainty, all applicable securities regulatory authorities.

“Government Equity Investment” means any direct or indirect investment in Common Shares or Convertible Securities of the Company by any Governmental Authority, including any sovereign wealth fund, development finance institution, export credit agency, or any other entity owned or controlled by a government, whether foreign or domestic, or any agency, instrumentality or political subdivision thereof.

“Investor” has the meaning set forth in the preamble and includes the Investor’s permitted assigns and its successors by merger, acquisition, reorganization or otherwise.

“New Securities” means any Common Shares or Convertible Securities issued after the date hereof.

“Notice Termination Time” has the meaning set forth in Section 2(a)(ii).

“Offer Notice” has the meaning set forth in Section 2(a)(i).

“Ownership Percentage” means, at any time, the Investor’s percentage ownership interest in the equity capital of the Company, which shall be calculated in accordance with Rule 13d-3 under the Exchange Act.

“Paulson Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement by and among the Company, Idaho Gold Resources Company, LLC and Paulson & Co. Inc., dated March 17, 2020, and any amendments thereto.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity.

“Pro Rata Percentage” has the meaning set forth in Section 2(a)(ii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Agreement” has the meaning set forth in the recitals.

“Subsequent Financing” has the meaning set forth in Section 2(a).

“Voting Threshold” has the meaning set forth in Section 3(a).

“Warrants” has the meaning set forth in the Subscription Agreement.

“Warrant Shares” means the Common Shares issuable to the Investor upon exercise of the Warrants issued to the Investor pursuant to the Subscription Agreement.

2.            Pro Rata Participation Rights.

(a)          For so long as the Investor and its Affiliates beneficially own a number of Common Shares (including Common Shares issuable upon conversion of the Warrants) equal to at least 1.5% of the aggregate number of Common Shares issued or Common Shares issuable upon the conversion of the Warrants, if the Company proposes to offer or sell any New Securities in a financing transaction for cash (each, a “Subsequent Financing”), the Company shall offer such New Securities to Investor as follows:

(i)            The Company shall give notice (the “Offer Notice”) to the Investors (y) in the case of a private placement of New Securities, no later than five (5) Business Days prior to the date of a definitive agreement related thereto and (z) in the case of a registered offering of New Securities, on the date of the final prospectus related thereto, in each case, stating: (A) its bona fide intention to offer such New Securities; (B) the number of such New Securities to be offered; and (C) the price and terms, if any, upon which it proposes to offer such New Securities; provided, however, that in the event of a private placement, the Offer Notice shall include such information regarding the number of New Securities to be offered and the price and terms of such offering that is known to the Company at such time of delivery of the Offer Notice, with such additional information to be provided promptly after such additional information becomes available to the Company. By executing this Agreement, the Investor acknowledges that the Offer Notice may constitute material non-public information of the Company and agrees not to trade in the securities of the Company until the Company has either confirmed in writing to the Investor that the transaction with respect to the Subsequent Financing has been abandoned or has publicly disclosed its intention to issue the New Securities in the Subsequent Financing.

(ii)           By notification to, and received by, the Company within three (3) Business Days (or two (2) Business Days in the case of a bought deal offering) after the date the Offer Notice is given (the “Notice Termination Time”), Investor may elect to purchase or otherwise acquire in a separate private placement, at the price and on the terms specified in the Offer Notice, up to such number of New Securities which equals the proportion that the Common Shares then held by Investor (on an as converted basis without regard to any limitations on conversion) bears to the total Common Shares of the Company then outstanding, immediately prior to the sale of New Securities in the Subsequent Financing (the “Pro Rata Percentage”). If the Company receives no such notice from Investor as of such Notice Termination Time, Investor shall be deemed to have notified the Company that it has elected to not participate in such private placement. Any offer made pursuant to Section 2(a)(i) hereof and any sale pursuant to this Section 2(a)(ii) shall be made without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as a transaction not involving a public offering. The closing of any sale pursuant to this Section 2 shall be subject to the closing of the Subsequent Financing, and, if the Subsequent Financing is completed, must occur within 30 calendar days of the later of: (A) the date that the Offer Notice is given; and (B) the date of the initial sale of New Securities pursuant to the Subsequent Financing.

(iii)          In lieu of the obligations and procedures set forth in Sections 2(a)(i) and 2(a)(ii), to the extent the Subsequent Financing will be registered pursuant to the Securities Act in a transaction in which the Company has engaged one or more underwriter(s), or in a private placement in which the Company has engaged one or more initial purchasers or placement agents, the Company will: (i) provide the Investor with advance written notice of such proposed issuance as promptly as is reasonably practical and prudent in light of the timing and nature of the transaction; and (B) cause the underwriters, initial purchasers or placement agents, as applicable, to allow the Investor to participate in such proposed issuance in an amount up to the Investor’s Pro Rata Percentage on the same terms, conditions and price to be provided to other investors in the proposed issuance of New Securities, subject to the Eligible Investor’s compliance with any timing, indication, eligibility and documentation requirements imposed by any underwriter on similarly situated participants in the transaction.

(b)          The rights in this Section 2 shall not be applicable to:

(i)           Common Shares or Convertible Securities issued in connection with any merger, acquisition, or business combination, or in a rights offering that is open to all shareholders of the Company including the Investor;

(ii)           Common Shares or Convertible Securities issued in connection with any commercial transaction approved by the Company’s board of directors;

(iii)          Common Shares or Convertible Securities issued pursuant to the Agnico Investor Rights Agreement except to the extent participating on a pro rata basis in the same Subsequent Financing;

(iv)          Common Shares or Convertible Securities issued pursuant to the Paulson Investor Rights Agreement except to the extent participating on a pro rata basis in the same Subsequent Financing;

(v)           Common Shares or Convertible Securities issued pursuant to a Government Equity Investment or major project financing arrangement to the extent the terms of such investment or financing arrangement expressly prohibits or limits the application of the participation rights set forth herein;

(vi)         Common Shares or Convertible Securities issued as a dividend, stock split, reverse stock split, split-up or other distribution on Common Shares;

(vii)        Common Shares or Convertible Securities issued to employees or directors of, or consultants or advisors or contractors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Company’s board of directors or the compensation committee thereof;

(viii)       Common Shares or Convertible Securities issued upon the exercise, conversion, exchange or settlement of Convertible Securities; provided such issuance is pursuant to the terms of such Convertible Securities;

(ix)          Common Shares or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, or real property leasing transaction approved by the Company’s board of directors;

(x)           Common Shares or Convertible Securities issued pursuant to at-the-market or equity line of credit programs, or similar programs; and

(xi)          Common Shares issued pursuant to an employee share purchase plan.

(c)           Notwithstanding anything herein to the contrary, an Investor may not exercise its rights pursuant to this Section 2 in a manner or situation that would require the Company to obtain a vote of its shareholders under applicable securities and exchange rules. To the extent the Company would be required to obtain a vote of its stockholders under applicable stock exchange rules for the Investor to purchase its Pro Rata Percentage, the Company will use commercially reasonable efforts to structure the transaction between the Investor and the Company in a manner that allows the Investor to purchase its Pro Rata Percentage, with rights, preferences and privileges substantially consistent and on par with the terms of the Subsequent Financing.

3.            BHC Act Matters.

(a)          The Company shall provide notice to the Investor as soon as practicable, upon it becoming aware of any action (but in all cases within 15 days from the date of any such action to the extent the Company could reasonably foresee that such action would have such effect on the Investor) by the Company that would result or results in the Investor (together with its affiliates) having the ability to own or otherwise control more than four and ninety-nine hundredths of a percent (4.99%), or such other percentage as the Investor may specify upon its written election, of any class of voting securities of the Company (such percentage to be calculated to be (x) inclusive of any securities of the Company that the Investor and its affiliates may own, obtain, or control pursuant to a financial instrument owned by the Investor or its affiliates that is convertible into, exercisable for, exchangeable for, or otherwise may become securities of the Company and (y) exclusive of any securities of the Company that any other Investor may obtain pursuant to such financial instrument) (“Voting Threshold”); provided, however, that the Company shall have no obligation to track the beneficial ownership of the Investor or its affiliates of any Common Shares or Convertible Securities except to the extent such securities are recorded in the name of the Investor on the books of the Company or its transfer agent. For purposes of this Section 3(a), “affiliate” shall have the same meaning as that term is defined for purposes of the U.S. Bank Holding Company Act of 1956 (“BHC Act”), “control” shall have the same meaning as that term is defined in 12 C.F.R. § 225.2(e)(2), and “class of voting securities” shall have the same meaning as that term is defined for purposes of 12 C.F.R. § 225.2(q)(3).

(b)          At the Investor’s reasonable request, the Company shall take all such actions as are reasonable and necessary to assist the Investor in restructuring its investment in the Company to avoid or remediate any breach of the Voting Threshold, which actions may include but are not limited to assisting in the sale or transfer of all or a part of the Investor’s interest.

4.            Tax Matters.

(a)          As of the date hereof, to the best of the Company’s knowledge, the Company confirms that is not a “passive foreign investment company” (a “PFIC”) as defined in Section 1297(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and does not expect to be a PFIC for the current taxable year. The Company shall determine on an annual basis (but in no event later than 120 days following the end of the taxable year of the Company) whether it is a PFIC. If the Company concludes that it is a PFIC for a particular tax year, the Company shall, as soon as reasonably practicable (but in no event later than 120 days following the end of the taxable year of the Company), (i) notify the Investor regarding such status and (ii) provide the Investor with the necessary information to accurately prepare its (or its Affiliates’) U.S. tax returns and comply with any other reporting requirements, including, without limitation, information necessary with respect to the making of a “qualified electing fund” election as defined in Section 1295 of the Code and any related “PFIC Annual Information Statement” as described under United States Treasury Regulations Section 1.1295-1(g).

(b)          As of the date hereof, to the best of the Company’s knowledge, none of the Company and its subsidiaries is a “Controlled Foreign Corporation” (a “CFC”) as defined in the Section 957(a) of the Code and, immediately after the Closing, none of the Company and its subsidiaries would be a CFC. If the Company determines that it or any of its subsidiaries is a CFC, the Company shall, as soon as reasonably practicable (but in no event later than 120 days following the end of the taxable year of the Company) (i) notify the Investor regarding such status and (ii) provide the Investor and its tax advisors with access to such information as may be reasonably requested by the Investor for the Investor to determine its status as a “United States shareholder” of a CFC and whether the Investor (or any of its direct or indirect owners) is required to include any amount of the Company’s or its subsidiaries’ income in its gross income for U.S. federal income tax purposes.

(c)           Upon reasonable request of the Investor at any time, the Company shall promptly provide, to the extent reasonably obtainable, the information necessary, appropriate or helpful for the Investor to timely and properly comply with its or its Affiliates’ tax reporting or compliance obligations. For the avoidance of doubt, if the Investor owns 10% or more of the total combined voting power or value of shares of all classes of stock of the Company (treating, for this purpose, all warrants and convertible debt held by the Investor as converted), the Company shall (i) notify the Investor regarding such status and (ii) provide (no later than 120 days following the end of such taxable year) all information necessary to complete IRS Form 5471 (such as the annual consolidated financial report of the Company and each subsidiary, including the balance sheet, the income statement and the cash flow statement, audited in accordance with generally accepted accounting principles by an accounting firm which is qualified to practice securities related business and the consolidated audit report).

(d)          For the avoidance of doubt, the Company’s obligations under this Section 4 shall survive for so long as the Investor owns any of the Warrants or any Warrant Shares.

5.            Right to Information.

(a)          Subject to the Company’s obligations and restrictions under Applicable Securities Laws, during the term of this Agreement, at the reasonable request of the Investor, the Company shall provide the Investor with:

(i)            reasonable access to the Company’s scientific and technical data, work plans and programs, permitting information and results of operations in respect of its properties;

(ii)           written reports on the status of the Company’s project development and exploration work in respect of its properties that are prepared for each quarterly meeting of the technical committee of the Board (or if the technical committee of the Board is no longer in effect, such reports prepared for a successor to such committee or the Board); provided, however, that the Company shall be entitled to exclude any competitively sensitive or non-technical information included in such reports; and the Investor shall have the right to discuss such reports with management of the Company and the Company shall use commercially reasonable efforts to respond to reasonable questions and inquiries from the Investor with respect to the report and the contents thereof; and

(iii)          reasonable access to the Company’s team and its properties for the purpose of conducting site visits at dates and times to be agreed upon by the parties.

(b)          The Investor acknowledges that information provided to it pursuant to Section 5(a) may include material non-public information, as understood pursuant to Applicable Securities Laws, relating to the Company, its Subsidiaries or their respective businesses. The Investor agrees that all Confidential Information will be treated by the Investor as confidential in all respects and will only be used or disclosed by the Investor in connection with its investment in the Company. Notwithstanding the foregoing, the Investor may disclose such Confidential Information to its Representatives, which Representatives shall be informed by the Investor of the terms of this Agreement and the Investor shall be responsible for their compliance with the provisions hereof.

(i)            If Confidential Information is required to be disclosed by the Investor or its Representatives under compulsion of Applicable Law (whether by oral question, interrogatory, subpoena, civil investigative demand or similar process by a legitimate authority) or by order of any court or at the request of any governmental or regulatory body, the Investor shall, to the extent reasonably practicable and permitted by Applicable Law, rule or regulation, promptly notify the Company of such request or requirement in order for the Company to seek an appropriate order or waive compliance with the applicable provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver, the Investor or any of its Representatives are compelled to disclose any Confidential Information or else stand liable for contempt or suffer other censure of significant penalty, the Investor shall disclose only such of the Confidential Information to the party compelling disclosure as is required by Applicable Law. Notwithstanding the foregoing, the Investor and its Representatives shall be permitted to disclose Confidential Information, without providing notice to the Company, to any regulatory, self-regulatory, accounting or similar supervisory or governmental authority in the course of a routine examination, investigation, regulatory sweep or other regulatory inquiry.

(ii)           Nothing in this Agreement shall (i) prohibit the Investor from using or disclosing Confidential Information in connection with any suit, action or proceeding in connection with its investment in the Company for the purpose of defending itself; or (ii) restrict any right of J.P. Morgan Securities LLC under that certain Non-Disclosure Agreement, by and between J.P. Morgan Securities LLC and the Company, dated as of October 10, 2025.

(iii)          Investor further agrees that, upon the Company's written request, Investor shall promptly destroy or return to the Company all Confidential Information in Investor’s possession; provided, that Investor may retain, in a secure location, copies of any Confidential Information for purposes of defending any legal proceeding or as is required to be maintained in order to satisfy any law, rule, or regulation to which Investor is subject. It is also agreed it shall not be deemed to be a breach of this Agreement if Confidential Information is maintained in electronic backup storage or similar systems which are not readily accessible. Notwithstanding the return of any Confidential Information, Investor will continue to hold in confidence all Confidential Information during the term of this Agreement.

6.            Public Disclosure.

(a)          Subject to Sections 6(b) and 6(c), the Company, its Affiliates and each of their respective Representatives shall not, and the Company shall cause its Affiliates and each of their respective Representatives to not make any public disclosure or statement with respect to the Investor (which shall include the name of, logo of, or any other reference in any way to, the Investor or any of its Affiliates), without the prior written consent of the Investor. For certainty, “public disclosure” shall include press releases, corporate presentations, conference materials, social media postings or other content produced by or on behalf of the Company or any of its Affiliates that is widely distributed or made available on any website, social media or other platform maintained or controlled by or on behalf of the Company or any of its Affiliates.

(b)          The Investor hereby consents to the Company filing a copy of this Agreement on EDGAR and SEDAR+. The Company shall provide the Investor with a reasonable opportunity to review and propose redactions to this Agreement prior to any public filing, and the Company shall accept any redactions proposed by the Investor, to the extent permitted by Applicable Law; provided that if the Investor does not respond to a request for redactions within two Business Days, the Company shall be entitled to make such disclosure without the input of the Investor. Once this Agreement has been filed pursuant to Applicable Law, the Company shall be permitted to disclose factual descriptions of the terms of this Agreement in its continuous disclosure documents, if and only to the extent required by Applicable Securities Laws, without seeking consent for each such disclosure.

(c)           If the Company determines that it is required, in accordance with Applicable Law, to publicly disclose information regarding this Agreement, the Investor and/or the transactions contemplated hereby (other than in accordance with Section 6(b)), it shall provide the Investor with a reasonable opportunity to review and comment on the content of any such public disclosure. The Company shall incorporate the Investor’s comments into the public disclosure to the extent the Investor’s comments are permitted by Applicable Law. If the Investor does not respond to a request for comment within two Business Days, the Company shall be entitled to issue the public disclosure without the input of the Investor. The Company shall be permitted to disclose, in any continuous disclosure document required to be filed by the Company in accordance with Applicable Securities Laws, any disclosure that was previously approved by the Investor for disclosure in such document in accordance with this Agreement.

7.            Termination. This Agreement, other than the rights and obligations of the parties under Sections 3, 4, 5(b) and 6, shall terminate and the rights and obligations of the parties hereunder shall cease immediately at such time as the Investor’s Ownership Percentage is less than 1.5%. Sections 3, 4 and 6 shall terminate at such time as Investor no longer beneficially owns any equity securities of the Company and Section 5(b) shall terminate one year after the termination of Section 5(a).

8.            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8) or pursuant to the information for each Investor set forth on Schedule A.

If to the Company:	Perpetua Resources Corp. 405 S. 8th Street, Suite 201 Boise, Idaho 83702 Attn: Mark Murchison, Chief Financial Officer Email: [***]

with a copy to:	Hunton Andrews Kurth LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202 Attn: Joanna Enns Email: [***]

If to the Investor:	JPMorgan Chase Funding Inc. 205 Royal Palm Way, Floor 01 Palm Beach, FL, 33480-4302 , United States Attn: Richard W. Smith and Erin E. Brinig E-mail: [***]; [***]

with a copy to:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 100017 Attn: Lee Hochbaum E-mail: [***]

9.            Entire Agreement. This Agreement, together with the Subscription Agreement, the Registration Rights Agreement, and the Warrant constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Subscription Agreement, the terms and conditions of this Agreement shall control. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Subscription Agreement, the terms and conditions of the Investor Rights Agreement shall control.

10.          Successors and Assigns. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Investor; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Any Investor may assign its rights and obligation hereunder to its controlled Affiliates.

11.          No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

12.          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13.          Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Investor. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.          Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.          Remedies. The Investor, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive and defense in any action for specific performance that a remedy at law would be adequate.

16.          Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.          Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by Applicable Law.

19.          Further Assurances. Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PERPETUA RESOURCES CORP.

By	/s/ Jonathan Cherry
Name:	Jonathan Cherry
Title:	Chief Executive Officer

JPMORGAN CHASE FUNDING INC.

By	/s/ Richard W. Smith
Name:	Richard W. Smith
Title:	Authorized Signatory